                           CERTIFICATE OF DESIGNATION
             OF THE RIGHTS AND PREFERENCES OF THE CLASS C---SERIES A
                           CONVERTIBLE PREFERRED STOCK
                         OF MATERIAL TECHNOLOGIES, INC.

         WHEREAS, the Articles of Incorporation of MATERIAL TECHNOLOGIES, INC.,
a corporation organized and existing under the laws of Delaware (the "Company"), as amended, provide that the Company has authorized Fifty Million (50,000,000)
shares of par value $0.001 preferred stock ("Preferred Stock") and, further, that the designation, powers, preferences and relative participating, option or other special rights and qualifications, limitations or restrictions of the shares of such Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the directors; and

         WHEREAS, THE COMPANY DOES HEREBY CERTIFY that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the provisions of applicable laws of the state of Delaware, the Company's directors have duly adopted the following resolutions determining the
Designations, Rights and Preferences of a special class of its authorized
Preferred Stock, herein designated as "Class C---Series A Convertible Preferred
Stock."

         RESOLVED, that pursuant to the authority vested in the directors of this Company by its Articles of Incorporation, as amended, a special class of preferred stock of the Company be and is hereby created out of the shares of
Preferred Stock available for issuance, such class to be designated as "Class C
Convertible Preferred Stock" (the "Class C---Series A Preferred Stock"),
consisting of 25,000,000 shares, of which the preferences and relative rights and qualifications, limitations or restrictions thereof (in addition to those set forth in the Company's Articles of Incorporation), shall be as follows:

1.       DEFINITINS

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

         Issue Date.  The term "Issue Date" shall mean the date that shares of
         Class  C---Series A Preferred Stock are first issued by the Company.

         Junior Stock. The term "Junior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized after the Issue Date not entitled to receive any dividends in any dividend period unless any dividends required to have been paid or declared and set apart for payment on the Class C---Series A Preferred
         Stock shall have been so paid or declared and set apart for payment and, for purposes of these resolutions, shall mean Common Stock and any other class or series of stock of the Company authorized after the
         Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Class
         C---Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         Parity Stock. The term "Parity Stock" shall mean, for purposes of these resolutions the Common Stock and any other class or series of stock of the Company authorized after the Issue Date entitled to receive payment of dividends subject only to those preferential rights of dividends granted to the Class C---Series A Preferred Stock and, for purposes of these resolutions, shall mean any class or series of stock of the
         Company authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company subject to only those preferential rights and preference granted to the
         Class C---Series A Preferred Stock.

         Senior Stock. The term "Senior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized before the Issue Date of the Class C---Series A Preferred Stock except for those preferential rights as granted herein but the right to receive dividends providing all dividends granted to the Class
         C---Series A Preferred Stock shall have been paid or set aside to be paid, and, for purposes of these resolutions, shall mean any class or series of stock of the Company authorized after the Issue Date ranking equal to the Class C---Series A Preferred Stock and the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company except for those preferential rights granted to the Class C---Series A Preferred Stock herein.

2.       Rights, Powers and Preferences

         The Class C---Series A Preferred Stock shall have the powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions as follows:

         A.       Designation and Amount. All of the presently authorized
                  25,000,000 shares of par value $0.001 preferred stock shall be designated as shares of "Class C Convertible Preferred
                  Stock" and par value set at $0.001 per share.

         B.       Rank. The Class C---Series A Preferred Stock shall be senior to the Common Stock and shall be junior to all other series or class of the Company's Preferred Stock issued prior to the
                  Issue Date.

         C.       Liquidation Rights.

                  (i)      In the event of any liquidation, dissolution, or
                           winding up of the Company, whether voluntary or
                           involuntary, the holders of the Class C---Series A
                           Preferred Stock then outstanding shall be entitled to
                           be paid out of the assets of the Company available
                           for distribution to its shareholders, before any
                           payment or declaration and setting apart for payment
                           of any amount shall be made in respect of any
                           outstanding capital stock of the Company, an amount
                           equal to $.001 per share. Then all of the assets of
                           the Company available to be distributed shall be
                           distributed ratably to the holders of the Class
                           C---Series A Preferred Stock and then to the holders
                           of other outstanding shares of capital stock of the
                           Company. If upon any liquidation, dissolution, or
                           winding up of the Company, whether voluntary or
                           involuntary, the assets to be distributed to the
                           holders of the Class C---Series A Preferred Stock
                           shall be insufficient to permit the payment to the
                           holders thereof the full preferential amount as
                           provided herein, then such available assets shall be
                           distributed ratably to the holders of the Class
                           C---Series A Preferred Stock.

                  (ii)     None of the following events shall be treated as or
                           deemed to be a liquidation hereunder:

                           (a)   A merger, consolidation or reorganization of
                                 the Company;

                           (b)   A sale or other transfer of all or
                                 substantially all of the Company's assets;

                           (c)   A sale of 50% or more of the Company's capital
                                 stock then issued and outstanding;

                           (d)   A purchase or redemption by the Company of
                                 stock of any class;  or

                           (e)   Payment of a dividend or distribution from
                                 funds legally available therefor.

         D.       Voting Righs.  All shares authorized herein and designated as Class C---Series A Preferred Stock shares shall not have any rights to vote on any matters where shareholders of the
                  Company are entitled to vote, until conversion of the Class
                  C---Series A Preferred Stock in accordance herewith.

3.       Dividends

         The holders of the Class  C---Series A Preferred  Stock shall be entitled to receive cumulative cash dividends at the rate of 8% simple interest per annum, for a period of two years. Provided however, dividends shall not accrue nor be payable for a given fiscal year except out of earnings generated by the Company, after interest, taxes, depreciation and administrative expenses ("EBITDA"), as calculated according to generally accepted accounting principals at the end of the
         Company's fiscal year.

         Without prior written consent of the majority of the holders of Class
         C---Series A Preferred Stock, so long as any shares of Class C---Series
         A Preferred Stock shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51% of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class
         C---Series A Preferred Stock shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof is set apart.

4.       Conversion

         The Class C---Series A Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

         A.       Holder's Optional Right to Convert. Each share of Class
                  C---Series A Preferred Stock shall be convertible, at the
                  option of the holder(s), on the Conversion Basis in effect at the time of conversion.

         B.       Conversion Basis. Each share of Class C---Series A Preferred
                  Stock shall be convertible into shares of the Company's Common
                  Stock one a one-for one basis. By way of example, 100 shares of Class C---Series A Preferred Stock shall be convertible into 100 shares of Common Stock.

         C.       Mechanics of Conversion. Before any holder of Class C---Series
                  A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Class C---Series A Preferred Stock being converted; and (ii) surrender the certificate or certificates therefor, duly endorsed. Thereupon the Company shall promptly issue and deliver to such holder of Class C---Series A
                  Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be
                  entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and surrender of the shares of Class
                  C---Series A Preferred Stock.

         D.       Adjustments to the Conversion Basis.

                  (i)      Stock Splits and Combinations. At any time after the
                           Company first issues the Class C---Series A Preferred
                           Stock and while any of the shares of Class C---Series
                           A Preferred Stock remain outstanding, if the Company
                           shall effect a subdivision or combination of the
                           Common Stock subject to the Protective Provisions (as
                           defined below), the Conversion Basis then in effect
                           immediately before that subdivision or combination
                           shall be proportionately adjusted. Any adjustment
                           shall become effective at the close of business on
                           the date the subdivision or combination becomes
                           effective.

                  (ii)     Reclassification, Exchange or Substitution. At any
                           time after the Company first issues the Class
                           C---Series A Preferred Stock and while any of the
                           shares of Class C---Series A Preferred Stock remain
                           outstanding, if the Common Stock issuable upon the
                           conversion of the Class C---Series A Preferred Stock
                           shall be changed into the same or a different number
                           of shares of any class or classes of stock, whether
                           by capital reorganization, reclassification, or
                           otherwise (other than a subdivision or combination of
                           shares or stock dividend provided for above, or a
                           reorganization, merger, consolidation, or sale of
                           assets), then and in each such event the holder of
                           each share of Class C---Series A Preferred Stock
                           shall have the right thereafter to convert such
                           shares into the kind and amount of shares of stock
                           and other securities and property receivable upon
                           such reorganization, reclassification, or other
                           change, by holders of the number of shares of Common
                           Stock into which such shares of Class C---Series A
                           Preferred Stock might have been converted immediately
                           prior to such reorganization, reclassification, or
                           change, all subject to further adjustments as
                           provided herein.

                  (iii)    Reorganization, Mergers, Consolidations or Sales of
                           Assets. At any time after the Company first issues
                           the Class C---Series A Preferred Stock and while any
                           of such shares remain outstanding, if there shall be
                           a capital reorganization of the Common Stock (other
                           than a subdivision, combination, reclassification, or
                           exchange of shares), or a merger or consolidation of
                           the Company with or into another Company, or the sale
                           of all or substantially all of the Company's assets
                           to any other person, then as a part of such
                           reorganization, merger, consolidation, or sale,
                           provision shall be made so that the holders of the
                           Class C---Series A Preferred Stock thereafter shall
                           be entitled to receive upon conversion of the Class
                           C---Series A Preferred Stock, the number of shares of
                           stock or other securities or property of the Company,
                           or of the successor Company resulting from such
                           merger or consolidation or sale, to which a holder of
                           Class C---Series A Preferred Stock deliverable upon
                           conversion would have been entitled on such capital
                           reorganization, merger, consolidation, or sale.

         E.       Notices of Record Date. In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other
                  Company, entity, or person, or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the
                  Company shall mail to each holder of Class C---Series A
                  Preferred Stock at least 30 days prior to the record date
                  specified therein, a notice specifying the date on which any such reorganization, reclassification, transfer,
                  consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization,
                  reclassification, transfer, consolidation, merger,
                  dissolution, liquidation, or winding up.

         F.       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Class C---Series A Preferred
                  Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Company's directors.

         G.       Reservation of Stock Issuable Upon Conversion. The Company
                  shall not be required to reserve or keep available out of its authorized but unissued shares of Common Stock, any of its shares of Common Stock that would be deliverable upon
                  conversion of the Class C---Series A Preferred Stock.

5.       Protective Provisions

         Notwithstanding anything contained herein to the contrary, including but not limited to paragraph 4.D above, so long as any of the Class
         C---Series A Preferred Stock shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Class C---Series A Preferred Stock outstanding:

         A.       Alter or change the rights, preferences or privileges of the
                  Class C---Series A Preferred Stock by way of reverse stock split, reclassification, merger consolidation or otherwise, so as to adversely affect in any manner the voting rights
                  including number of votes presently allowed or the conversion basis by which the shares of Class C---Series A Preferred
                  Stock are presently converted into shares of Common Stock., or

         B.       Increase the authorized number of shares of Class C---Series A
                  Preferred Stock, provided however, this limitation shall not prohibit the Company from authorizing and issuing a series of additional shares of Class C Convertible Preferred Stock
                  without such approval.

6.       Reissuance

         No share or shares of Class C---Series A Preferred Stock acquired by the Company by reason of conversion or otherwise  shall be reissued as
         Class C---Series A Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of
         Preferred Stock of the Company.

8.       Headings or Subdivisions

         The heading of the various  subdivisions  hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereto.

9.       Severability of Provisions

         If any right, preference or limitation of the Class C---Series A
         Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

10.      Status of Reacquired Stock

         Shares of Class C---Series A Preferred Stock which have been issued and reacquired in any manner shall, upon compliance with any applicable provisions of Delaware law, have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued in any series or class."

         IN WITNESS WHEREOF, the undersigned Directors of Material Technologies,
Inc., a Delaware corporation, did hereby execute this Certificate effective the _____ day of February, 2003.

                                       Robert M. Bernstein, Director

                                       __________________________________________
                                       Joel Freedman, Director

                                       __________________________________________
                                       John Goodman, Director